EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Toys "R" Us, Inc. on Form S-4 of our report dated March 11, 1992 appearing in the Annual Report on Form 10-K of Toys "R" Us, Inc. for the year ended January 29, 1994 and to the reference to us under the heading "Experts" in the Registration Statement.


DELOITTE & TOUCHE LLP
November 1, 1994
New York, New York